DISTRIBUTION FEE AGREEMENT

FOR

ROYCE GLOBAL VALUE FUND

(R CLASS)

          The Royce Fund, a Delaware statutory trust (the “Trust”), and Royce Fund Services, Inc., a New York corporation (“RFS”), hereby agree that as compensation for RFS’ services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the R Class of Royce Global Value Fund, a series of the Trust (the “R Class”), a fee, payable monthly, equal to 0.50% per annum of the R Class’ average net assets.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 14th day of December 2011.

THE ROYCE FUND

/s/ John D. Diederich
John D. Diederich
Vice President

ROYCE FUND SERVICES, INC.

/s/ John D. Diederich
John D. Diederich
President

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE GLOBAL VALUE FUND

(K CLASS)

          The Royce Fund, a Delaware statutory trust (the “Trust”), and Royce Fund Services, Inc., a New York corporation (“RFS”), hereby agree that as compensation for RFS’ services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the K Class of Royce Global Value Fund, a series of the Trust (the “K Class”), a fee, payable monthly, equal to 0.25% per annum of the K Class’ average net assets.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 14th day of December 2011.

THE ROYCE FUND

/s/ John D. Diederich
John D. Diederich
Vice President

ROYCE FUND SERVICES, INC.

/s/ John D. Diederich
John D. Diederich
President